UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2005

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2005, Naturade entered into a consulting agreement with Quincy Investments Corp., a principal shareholder of Naturade, ("Quincy") whereby, Quincy will provide advice and consulting to the Company and any affiliates regarding acquisitions, strategic planning, operations and financing. For its services, Quincy will receive a consulting fee of $300,000 per year payable in monthly installments, the ("Consulting Fees"). In addition, Quincy will receive a fee equal to 2% of the purchase price of any acquisitions completed or equity capital raised during the term of the agreement, the ("Acquisition Fees"). When earned, 50% of such Acquisition Fees will be credited by the Company against future Consulting Fees. The agreement extends for a period of one year and is automatically renewed for one-year increments as long as Quincy holds 25% or more of the outstanding stock of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

September 6, 2005	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.01	Consulting Agreement dated August 30, 2005 between Naturade, Inc. and Quincy Investments Corp.